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                                                                    EXHIBIT 23.2


                     [CHRISTOPHER J. MORAN, JR. LETTERHEAD]



                                                                   July 24, 2000


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:      Internet Multi-Media Corporation
         SEC File Number 0-29297
         Form S-8 Registration Statement
         Exhibit Numbers 5 and 24.2

         Any no par value common shares of Internet Multi-Media Corporation sold pursuant to the captioned Form S-8 Registration Statement shall be legally issued, fully paid and non-assessable.

         The law firm of Christopher J. Moran, Jr. consents to be named in the captioned Form S-8 Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-8 Registration Statement.




                                             Christopher J. Moran, Jr.
                                             Attorney at Law


                                             By: /s/ Christopher J. Moran, Jr.
                                                -------------------------------
                                              Christopher J. Moran, Jr.